EXHIBIT 21.1
SUBSIDIARIES OF JCM PARTNERS, LLC

STATE OF
NAME	ORGANIZATION	DOES BUSINESS AS
Antelope Woods, LLC	California	Antelope Woods, LLC
Creekside Gardens, LLC	California	Creekside Gardens, LLC
Diablo View, LLC	California	Diablo View, LLC
Driftwood Apartments, LLC	California	Driftwood Apartments, LLC
Fair Oaks Meadows, LLC	California	Fair Oaks Meadows, LLC
Fairway Estates, LLC	California	Fairway Estates, LLC
Foxworth, LLC	California	Foxworth, LLC
Glenbrook Apartments, LLC	California	Glenbrook Apartments, LLC
Granville, LLC	California	Granville, LLC
Greenriar Apartments, LLC	California	Greenbriar Apartments, LLC
Hidden Creek, LLC	California	Hidden Creek, LLC
Inglewood Oaks, LLC	California	Inglewood Oaks, LLC
JCM Properties, LLC	California	JCM Properties, LLC
La Riviera Apartments, LLC	California	La Riviera Apartments, LLC
La Riviera Commons, LLC	California	La Riviera Commons, LLC
Laurel Glen, LLC	California	Laurel Glen, LLC
Lincoln Place, LLC	California	Lincoln Place, LLC
Mariner’s Cove, LLC	California	Mariner’s Cove, LLC
Meadow Gardens I, LLC	California	Meadow Gardens I, LLC
Meadow Gardens II, LLC	California	Meadow Gardens II, LLC
Meadow Lakes, LLC	California	Meadow Lakes, LLC
Morningside Creek, LLC	California	Morningside Creek, LLC
North Country Vista, LLC	California	North Country Vista, LLC
Oakview, LLC	California	Oakview, LLC
Oakwood Apartments, LLC	California	Oakwood Apartments, LLC
Orangewood East, LLC	California	Orangewood East, LLC
Orangewood West, LLC	California	Orangewood West, LLC
Park Lakewood, LLC	California	Park Lakewood, LLC
Parkwood, LLC	California	Parkwood, LLC
Peach Tree Villa, LLC	California	Peach Tree Villa, LLC
Peachwood, LLC	California	Peachwood, LLC
Riverside Commons, LLC	California	Riverside Commons, LLC
Salvio Pacheco Square, LLC	California	Salvio Pacheco Square, LLC
Starlight Partners, LLC	California	Starlight Partners, LLC
Sterling Pointe II, LLC	California	Sterling Pointe II, LLC
Sunrise Commons, LLC	California	Sunrise Commons, LLC
Villa Diablo, LLC	California	Villa Diablo, LLC
Villa Verde North, LLC	California	Villa Verde North, LLC
Village Green Apartments, LLC	California	Village Green Apartments, LLC
Villagio Apartment Homes, LLC	California	Villagio Apartment Homes, LLC
Walnut Woods, LLC	California	Walnut Woods, LLC
Windbridge Village, LLC	California	Windbridge Village, LLC
860 Kaiser, LLC	California	860 Kaiser, LLC
938 Kaiser, LLC	California	938 Kaiser, LLC
900 Business Park, LLC	California	900 Business Park, LLC
908 Enterprise, LLC	California	908 Enterprise, LLC